SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: June 30, 2005

ACT Teleconferencing, Inc.

(Exact name of registrant as specified in its charter)

Colorado	0-27560	84-1132665
(State of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

1526 Cole Boulevard, Suite 300, Golden, Colorado	80401
(Address of principal executive offices)	Zip Code

(303) 233-3500

(Registrant’s telephone number)

Check the appropriate box below if the Form8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provision (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c) )

Item 1.01. Entry into a Material Definitive Agreement.

On June 30, 2005, ACT Teleconferencing, Inc. (the “Company”), entered into a Securities Purchase Agreement (the “Purchase Agreement”) with Dolphin Direct Equity Partners, LP and its assignees (“Dolphin”), pursuant to which the Company agreed to sell, and Dolphin agreed to purchase, up to 160,000 shares of the Company’s newly-created Series AA Convertible Preferred Stock (the “Preferred Stock”), with the final amount of Preferred Stock to be purchased by Dolphin dependent upon (i) the exercise, if any, of participation rights of certain existing investors in the Company to purchase up to one-third of the Preferred Stock; and (ii) completion by the Company of a rights offering to the Company’s existing shareholders to allow such shareholders to purchase up to 79,960 shares of the Preferred Stock (or 40,537 shares if existing investors as described above in (i), elect to fully exercise their participation rights). Completion of the transactions contemplated by the Purchase Agreement, as described in more detail below, is subject to the Company’s shareholders approving the issuance of the Preferred Stock.

Also on June 30, 2005, and in connection with the execution of the Purchase Agreement, the Company, ACT Teleconferencing Services, Inc., ACT Videoconferencing, Inc., ACT Proximity, Inc., and ACT Research Inc. (collectively, the “Company”) entered into a Thirteenth Waiver, Amendment and Forbearance Agreement (the “Waiver and Amendment”) with the holders (the “Subordinated Lenders”) of the Company’s Senior Secured Subordinated Notes due April 30, 2006 (the “Subordinated Notes”).

Also on June 30, 2005, and in connection with the execution of the Purchase Agreement, the Company entered into a First Amendment to Rights Agreement with Computershare Trust Company, Inc., which provides that the Company’s shareholder rights plan will not be triggered by the acquisition of any amount of the Company’s securities by purchasers of the Preferred Stock.

On July 8, 2005, and in connection with the execution of the Purchase Agreement, the Company and Silicon Valley Bank executed a forbearance agreement pursuant to which Silicon Valley Bank agreed to forbear from taking action prior to August 31, 2005 with respect to specified defaults by the Company under its senior credit facility. These forbearances will automatically be extended to October 31, 2005 upon consummation of the initial closing of the sale of Preferred Stock as described below.

Description of Purchase Agreement

The terms of the Purchase Agreement call for the following sequence of transactions:

Shareholder Approval. The Company has agreed to prepare and file with the SEC, within three business days of the execution of the Purchase Agreement, a proxy statement relating to a special meeting of the Company’s shareholders to seek the shareholders’ approval of the transactions contemplated by the Purchase Agreement. The special meeting of the Company’s shareholders must be held no later than August 5, 2005, which may be extended to August 19, 2005 under certain circumstances.

Initial Closing. Subject to the Company’s obtaining shareholder approval and satisfaction of other closing conditions, the Company has agreed to sell and Dolphin has agreed to purchase 80,040 shares of the Preferred Stock for a purchase price of $100 per share, provided that certain other purchasers have participation rights as described below. Closing conditions include delivery by the Company and the purchasers of completed documentation and of the Company’s having taken steps to allow Dolphin to immediately appoint and in the future elect a majority of the Company’s Board of Directors. In addition, at the initial closing the Company will enter into an Investor’s Rights Agreement with the purchasers of Preferred Stock in the initial closing, in which the Company will agree to register with the SEC the resale of the shares of common stock issuable upon conversion of the Preferred Stock sold in the initial closing.

Investors in a private placement of the Company’s common stock in September 2004 hold participation rights in any equity offering the Company conducts through September 2005. These investors have the right to elect to purchase up to 33% of the Preferred Stock on the same terms as Dolphin. Accordingly, if the participation rights are fully exercised, there will be 119,463 shares of Preferred Stock sold at the initial closing.

Rights Offering. The Company has agreed to file, within three business days following the initial closing, a registration statement with the SEC relating to a distribution of rights to purchase additional shares of the Preferred Stock to all of the Company’s shareholders of record as of a certain date. The purchase rights will allow each of the Company’s shareholders as of the record date for the rights offering to purchase the shareholder’s pro-rata portion of up to 79,960 shares of Preferred Stock for a purchase price of $100 per share, or up to 40,537 shares if the investors with participation rights described above elect to fully exercise their participation rights. The Company has agreed to keep the rights offering open for not less than 20 business days, with at least one 20 business day extension if necessary. The Company will complete the sale of additional shares of Preferred Stock in the rights offering in accordance with applicable law and the terms stated in the registration statement.

The rights offering will be made only by means of a prospectus filed as part of the registration statement described above. The Company has not yet filed the registration statement relating to the rights offering with the SEC. This report does not constitute an offer to sell or a solicitation of an offer to buy any securities in the rights offering. Shareholders as of the record date for the rights offering, which will be determined following the special meeting, will receive a prospectus relating to the rights offering and related offering materials following the effectiveness of the registration statement. Those materials will describe in detail the procedures for participation in the rights offering.

Second Closing. Following completion of the rights offering, Dolphin agrees to purchase and the Company agrees to sell all of the Preferred Stock not subscribed for in the rights offering. The second closing is conditioned on completion of the rights offering, delivery by the Company and the purchasers of completed documentation and other customary closing conditions. If the investors with participation rights described above exercise their participation rights at the initial closing, they will be obligated to purchase, along with Dolphin, the same percentage of the Preferred Stock not subscribed for in the rights offering as they purchased at the initial closing.

Completion of this series of transactions will result in the issuance of shares of Preferred Stock initially convertible into 16,000,000 shares of the Company’s common stock, no par value per share. This equates to approximately 48.9% of the common stock to be issued and outstanding following completion of the offering, assuming the issuance of no additional shares of common stock following the date hereof other than pursuant to full conversion of the Preferred Stock. Conversion will be at the election of the preferred shareholders. The Purchase Agreement also includes a condition that will result in Dolphin acquiring control of the Company’s Board of Directors, and as a result Dolphin will be able to exert substantial control over the Company following completion of this transaction.

In connection with the execution of the Purchase Agreement, the Company has agreed to issue warrants to purchase up to 9,000 additional shares of Preferred Stock to Belle Haven Investments, LP, one of the placement agents for the transactions. In addition, Dolphin and the Company have agreed to consider a possible bridge loan to be made by Dolphin to the Company in advance of the initial closing, in an amount not to exceed $1.0 million. Completion of the bridge facility is contingent upon preparation and execution of definitive documentation related thereto.

Terms of the Preferred Stock

General. The following summarizes the material terms and provisions of the Preferred Stock, and is qualified in its entirety by reference to the terms and provisions of the Company’s Articles of Incorporation, as amended by a Certificate of Designation relating to the Preferred Stock, which are attached to the Purchase Agreement and filed as an exhibit to this report.

Rank. The Preferred Stock will, with respect to dividend rights and rights on liquidation, rank senior to the common stock and to all other equity securities issued by the Company. For this purpose, the term “equity securities” does not include debt securities convertible into or exchangeable for equity securities.

Stated Value. The initial stated value of each share of Preferred Stock is $100.00 per share, subject to increase as discussed below.

Dividends. The stated value of each share of Preferred Stock will, on a quarterly basis, increase at the rate of 4.225% over the stated value then in effect, which rate of increase is subject to a one-time adjustment based on a function of diminished net asset value as of the initial closing date. Additionally, holders of Preferred Stock will be entitled to receive dividends paid on the Company’s common stock, if any, based on the number of shares of common stock into which such holder’s shares of Preferred Stock would be convertible at the time of such dividend. All dividends will be cumulative. Dividends will cease to accumulate in respect of shares of Preferred Stock on the date they are converted into shares of common stock.

Conversion. Each share of Preferred Stock will be convertible at the election of the holder into shares of the Company’s common stock by dividing the stated value of the Preferred Stock then outstanding by a conversion price, which will initially be $1.00. Therefore, the 160,000 shares of Preferred Stock to be issued to investors will initially be convertible into 16,000,000 shares of the Company’s common stock. The conversion price will be adjusted to reflect subdivisions or combinations of the Company’s common stock such as stock splits, stock dividends, recapitalizations or reverse splits. The conversion price will also be adjusted in the event the Company issues shares of common stock or common stock equivalents for per share consideration less than the conversion price then in effect, subject to certain exceptions. In the event of any merger, reorganization, sale of substantially all of the Company’s assets or similar transactions to which the Company is a party, each share of Preferred Stock then outstanding will become convertible only into the kind and amount of securities, cash and other property that is receivable upon the occurrence of such event by a holder of the number of shares of common stock that the shares of Preferred Stock were convertible into immediately prior to the event.

Purchase Rights. If the Company grants, issues or sells, pro-rata to the Company’s common shareholders, any options, warrants or securities exercisable for or convertible into shares of the Company’s common stock, the holders of Preferred Stock will have the right to acquire such options, warrants or convertible securities. However, these purchase rights will not apply to the preferred stock purchase rights to be distributed to the Company’s common shareholders in the rights distribution. For issuances in which the preferred shareholders are entitled to participate, they will be entitled to acquire the amount of such securities that the holder could have acquired had the holder converted his, her or its shares of Preferred Stock into shares of the Company’s common stock immediately prior to the record date for the distribution of options, warrants or convertible securities.

Voting Rights. Except as described below, holders of the Preferred Stock will have the right to vote on all matters that the holders of common stock vote on, voting together with the holders of common stock as one class. Each share of Preferred Stock will be entitled to one vote for each share of common stock into which such share of Preferred Stock could be converted. For example, following the first quarterly dividend and assuming no adjustment of the conversion price, the holders of Preferred Stock will be entitled to exercise 16,676,000 votes, or 50% of the votes entitled to be cast assuming the Company does not issue any other shares of common stock.

The affirmative vote of the holders of a majority of the outstanding Preferred Stock, voting as a separate class, will be required for the Company to take any of the following actions (subject to limited exceptions):

•	amend, waive or repeal the Company’s articles or bylaws if such action would adversely alter or change the preferences, rights, or powers of the preferred shares;

•	increase or decrease in the authorized number of shares of Preferred Stock;

•	create or authorize any class or series of shares with rights, preferences or privileges that are equal or superior to the Preferred Stock with respect to dividends, voting, or the distribution of assets upon liquidation;

•	purchase, repurchase or redeem shares of the Company’s common stock;

•	enter into any merger, reorganization, sale of substantially all of the Company’s assets, or business combination involving sale of greater than 50% of the Company’s outstanding voting securities, or authorize any transaction involving an acquisition of greater than 50% of the Company’s outstanding voting securities or a change in the majority of the Company’s Board of Directors;

•	pay dividends on any of the Company’s equity securities;

•	change the size of the Company’s Board of Directors; or

•	circumvent a right of the Preferred Stock.

Rights Upon Liquidation. The holders of the Preferred Stock will be entitled to receive liquidating distributions out of the Company’s assets available for distribution to shareholders in the event of any voluntary or involuntary liquidation, dissolution or winding up or of any merger, reorganization, sale of substantially all of the Company’s assets or similar transactions. Liquidating distributions will be payable to the holders of Preferred Stock before any distribution of assets is made to holders of common stock or any other class of stock ranking junior to the Preferred Stock upon liquidation. The amount of liquidating distributions to which the holders of Preferred Stock will be entitled is equal to the stated value of the Preferred Stock then outstanding.

Optional Redemption. The Preferred Stock will not mature on a specified date. However, at any time after the fifth anniversary of the initial issuance of the Preferred Stock the Company may elect to repurchase all but not less than all of the outstanding Preferred Stock at an aggregate purchase price equal to the stated value per share of the Preferred Stock times the number of shares of Preferred Stock then outstanding. In addition at any time after the fifth anniversary of the initial issuance of the Preferred Stock, the holders of a majority in interest of the Preferred Stock may require that the Company repurchase all outstanding shares of Preferred Stock at a price per share equal to the stated value per share of the Preferred Stock.

Absence of Market for Preferred Stock. There is no established trading market for the Preferred Stock. The Company does not currently intend to list the Preferred Stock on a national securities exchange or qualify the Preferred Stock for quotation on any automated quotation service such as the Nasdaq National Market.

Description of Waiver and Amendment

Pursuant to the terms of a Twelfth Waiver, Amendment and Forbearance Agreement dated March 22, 2005, the Subordinated Lenders agreed to forbear from taking action prior to June 30, 2005, with respect to certain specified defaults by the Company under the Subordinated Notes. The Subordinated Lenders’ agreement to forbear from taking actions was to be automatically extended until August 31,2005 if the Subordinated Lenders were satisfied with the Company’s financial condition and progress in raising new financing. The current Waiver and Amendment extends the Subordinated Lenders’ agreement to forbear from taking action with respect to the Company’s defaults under the Subordinated Notes until August 31, 2005, which will be extended to October 31, 2005 upon consummation of the initial closing of the sale of Preferred Stock as described above. In the event the initial closing is not consummated prior to August 31, 2005, including by reason of the Company’s failure to obtain shareholder approval prior to that date, previous waivers and forbearances under the Subordinated Notes will expire.

The Waiver and Amendment requires that the Company allocate $5.0 million of the proceeds received at the initial closing to repayment of the Subordinated Notes and the Company’s other outstanding subordinated indebtedness, pro-rata in accordance with the amount of such outstanding obligations but, in the case of subordinated indebtedness other than the Subordinated Notes, applying a discount of 5.7% to the outstanding amounts of such indebtedness. The Waiver and Amendment also requires repayment of the remaining amounts outstanding on the Subordinated Notes, and of the Company’s other subordinated indebtedness at the discount stated above, with the proceeds of the rights offering and second closing of the Company’s sale of the Preferred Stock. In addition, the Waiver and Amendment provides that, provided the initial closing of the sale of Preferred Stock is consummated and the Company obtains agreement from its other subordinated lenders to the discount stated above, the Subordinated Lenders waive their rights to

50% of accrued royalties to which they are otherwise entitled on increases in the Company’s revenues since the issuance of the Subordinated Notes, and waives any future royalties pending the payoff of the Subordinated Notes. This waiver will effectively result in a discount of 5.7% in the amount repaid to the Subordinated Lenders. If these waivers take effect, the royalty payments owed to the Subordinated Lenders will be evidenced by unsecured promissory notes payable in a lump sum on December 31, 2006.

In addition, provided the initial closing of the sale of Preferred Stock is consummated and the Company obtains agreement from its other subordinated lenders to the discount stated above, warrants issued to the Subordinated Lenders in connection with the Company’s sale of the Subordinated Notes will be cancelled. There are currently 2,333,334 such warrants outstanding.

Item 3.02. Unregistered Sales of Equity Securities.

The information stated above in Item 1.01 is incorporated into this Item 3.02 by reference. The Company expects that the sale of Preferred Stock to Dolphin and the investors, if any, exercising participation rights to purchase shares of Preferred Stock, will be exempt from registration under the Securities Act of 1933 pursuant to Regulation D and Rule 506 promulgated thereunder. Each such purchaser is an accredited investor as defined in Regulation D, and the Company did not engage in any general solicitation or advertising with regard to the sale of Preferred Stock and has not offered shares of the Preferred Stock to the public.

The warrants issued to Belle Haven Investments, LP, will be immediately exercisable for up to 9,000 shares of Preferred Stock, at an exercise price of $100 per share of Preferred Stock. The warrants expire on June 30, 2010.

Item 5.01. Changes in Control of Registrant.

The information stated above in Item 1.01 is incorporated into this Item 5.01 by reference.

Completion of the transactions contemplated by the Purchase Agreement will result in the issuance of shares of Preferred Stock initially convertible into 16,000,000 shares of the Company’s common stock, no par value per share, and will allow the holders of Preferred Stock to vote together with holders of the Company’s common stock as a single voting class. Accordingly, the holders of Preferred Stock as a group will hold approximately 48.9% of the common stock to be issued and outstanding following completion of the offering, assuming the issuance of no additional shares of common stock following the date hereof other than pursuant to full conversion of the Preferred Stock. Following the dividend accrual described above, the holders of Preferred Stock may acquire greater than 50% of the Company’s aggregate voting power. The amount of voting securities controlled by any particular shareholder will depend upon the level of participation in the sale of Preferred Stock by holders of participation rights, and by the level of participation by the Company’s shareholders in the rights offering.

The Purchase Agreement also includes a condition that will result in Dolphin acquiring control of the Company’s Board of Directors, and as a result Dolphin will be able to exert substantial control over the Company following completion of this transaction. The amount of voting securities controlled by Dolphin will depend upon the level of participation in the transactions by holders of participation rights, and by the level of participation by the Company’s shareholders in the rights offering.

To the Company’s knowledge, Dolphin will use funds invested in it or in its affiliates to finance its purchase of Preferred Stock.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

The information stated above in Item 1.01 is incorporated into this Item 5.01 by reference.

The Purchase Agreement includes a condition that the Company make arrangements for Dolphin to appoint a majority of the members of the Company’s Board of Directors effective upon the initial closing. In connection with the initial closing, the Company expects that five of its seven directors will resign their positions on the Board. It has not yet been determined which directors will resign and which directors will remain on the Board.

Item 9.01 Financial Statements and Exhibits

On July 1, 2005, ACT Teleconferencing, Inc. (the “Company”) issued a press release relating to its entry into a Securities Purchase Agreement, as described in more detail in Item 1.01. This press release is furnished as Exhibit 99.1 to this current report on Form 8-K. The Exhibit Index of this current report on Form 8-K lists the exhibits that are hereby filed or incorporated by reference.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACT Teleconferencing, Inc.
(Registrant)

Date: June 30, 2005	By:	/s/ Gene Warren
Gene Warren
Chief Executive Officer

Exhibit Index

(All exhibits are filed electronically)

Exhibit 10.1 – Securities Purchase Agreement

Exhibit 10.2 – Thirteenth Waiver, Amendment and Forbearance Agreement

Exhibit 10.3 – Form of First Amendment to Rights Agreement

Exhibit 99.1 – Press release dated July 1, 2005